Exhibit 99.1

News Release 2901 Butterfield Road Oak Brook, Ill. 60523 www.inlandgroup.com

FOR IMMEDIATE RELEASE

Date: April 18, 2005

Contact:          Rick Fox, Inland Communications, Inc.
                        (630) 218-8000 Ext. 4896 or rfox@inlandgroup.com

INLAND WESTERN PURCHASES NEWLY RE-DEVELOPED BRICKYARD SHOPPING CENTER IN CHICAGO TOTALING $90 MILLION

Oak Brook, Ill. - Inland Western Retail Real Estate Trust, Inc. recently purchased The Brickyard, a shopping center in Chicago that last year underwent a complete transformation from mall to open-air, grocery-anchored shopping center. This is a prime example of the nationwide trend away from indoor malls.

The Brickyard is located in the Montclare neighborhood of Chicago on Narragansett and Diversey Avenues. Inland Western has purchased approximately 234,000 square feet of the center for about $77 million and will purchase approximately 34,000 additional square feet on an earn-out basis, bringing the total purchase price to $90 million.

"This shopping center is located at a place dear to our hearts, just down the street from the original headquarters of Inland Real Estate," said Joe Cosenza, chairman of Inland Real Estate Acquisitions, Inc., who handled the negotiations for Inland. "Its transformation was one of the highlights of the year in Chicago retail development, and one of the largest re-developments of the year in the region. The Brickyard's new, improved look and tenancy should give the property new life."

The center is anchored by a Jewel/Osco grocery store and pharmacy. It also features Marshall's, Office Max, Pier 1, Dress Barn, Footlocker and McDonald's. The property is shadow-anchored by a Target and a Lowe's Home Improvement. A shadow anchor is a property that is owned by a third party that Inland Western does not control. These shadow anchors may benefit Inland Western by drawing more customers to the properties the company owns.

Inland Western is based in the Chicago suburb of Oak Brook, Ill., and the Inland Real Estate Acquisitions team has purchased millions of square feet in Illinois. The more than 100 properties Inland Western has bought in its first 18 months of existence include several in Illinois, including Zurich Towers in Schaumburg, Darien Towne Centre in Darien, Gurnee Town Center in Gurnee and Oswego Commons in Oswego, Ill.

The re-development was overseen by Whitehall Street Real Estate Funds and Mid-America Asset Management.

The seller, W9/MLM Brickyard, LLC, was represented by Michael P. George of Mid-America Real Estate Corporation and provided legal counsel by Tara A. Scanlon of Holland & Knight LP. Cosenza was provided legal representation by Charles Benvenuto.

Inland Western is sponsored by an affiliate of The Inland Real Estate Group of Companies, Inc. (www.inlandgroup.com), which comprises independent real estate investment and financial companies doing business nationwide. With more than 30 years of experience specializing in acquisition, auctions, commercial real estate brokerage, investment, property management, land development and mortgage lending, Inland is one of the nation's largest commercial real estate companies. Inland's national headquarters is in Oak Brook, Ill.

This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Federal Private Securities Litigation Reform Act of 1995, and we include this statement for the purpose of complying with such safe harbor provisions. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements and include, but are not limited to, the effects of future events on financial performance, changes in general economic conditions, adverse changes in real estate markets and the level and volatility of interest rates. For a more complete discussion of these risks and uncertainties, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2004. Inland Western Retail Real Estate Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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